Exhibit 10.11

Supplementary Agreement on Payment Method

Seller: UTStarcom Telecom Co., Ltd (hereinafter called “Party A”)

Address: No 368, Liu He Road, Binjiang District, Hangzhou

Legal Representative: Yanya Sheng

Buyer: Hangzhou Zhong Nan Wen Chuang Information Technical Co., Ltd. (hereinafter called “Party B”)

Address: Room 2402-2407, No 245 Bin Kang Road, Changhe Jie Dao, Binjiang

District, Hangzhou.

Legal Representaive: Wu Jian Rong

Party A and Party B signed a “Property Transfer and Leaseback Agreement” on 19th December, 2009. Since there is a delay in the transaction date, both parties agreed on the new payment term and handover date as follows:

Article One  Payment Term of the Property Transfer

1.     Party B has paid Party A RMB95 million as deposit and first installment of the Property Transfer according to the “Property Transfer and Leaseback Agreement”.

2.     Party A agreed to open the banking accounts with the High Tech Zone sub branch of Hangzhou branch, Shanghai Pudong Development Bank(SPDB) to receive the 80% property transfer payment, that is RMB760 million. The account is an escrow account by the bank. Both parties and the bank will sign a “Designated Fund Escrow Agreement” concurrently.

3.     After the opening of the accounts, within 2 business days, Party B will pay RMB380 million into the Escrow bank account. After Party A confirms receipt of the payment, both parties shall go together to Property Transaction

Center of to submit property title transfer application.

4.       Within three days after the property title certificate is changed into Party B’s name, Party B promises to pay Party A another RMB380 million of property transfer payment.

5.       According to Article 4 of the “Property Transfer and Leaseback Agreement”,  the remaining payment of RMB95 million will be paid by Party B to Party A within 3 working days after Party B’s confirmation of the handover and inspection of the overall Property, after the deduction of the RMB50 million tax payment.

6.       Party B promised to pay Party A the interest incurred from the installment payments. The calculation method is 8% annual rate of the RMB760 million. The days of interest incurred starts from the day Party A receives the first property transfer payment of RMB380 million to the day Party A receives the second property transfer payment of RMB380 million. The interest payment should be paid by Party B to Party A on the same day Party A receives the second property payment of RMB380 million, and should be paid to the banking accounts designated by party A.

7.       Pursuant to the < Designated Fund Escrow Agreement >, Party B agrees to pay any related escrow banking fee if any to the designated banking acccount required by party A. This fee will be deducted by the bank from the escrow account. Party B agrees to pay the escrow fee to Party A within 3 business days after the deduction of the fee by the bank, or, no later than when the Party B pays the second property payment of RMB380 million.

8.       Within three days after Party A opens the invoice for property transfer, Party B should pay Party A RMB46,350,000 into Party A’s designated tax account for the tax payment of the property transfer. After Party B pays all the taxes of the property transaction, Party B should provide photocpies of the official tax receipts to Party A.

Article Two  Property Handover Date

1.     According to the “Hangzhou Real Estate Transfer Contract” signed by both parties on 30th March, 2010, the handover date of the Property is “the day after the property deed is changed to Party B’s name”. Now the handover date is changed to “the day after Party A receives 90% of the Property Transfer payment from Party B, that is RMB855 million, and the escrow funds have been unrestricted to allow Party A to move them into any account at any bank it selects. In addition, Party B should provide the new title certificate under Party B’s name to allow Party A to confirm that the title transfer is completed”.

Party A: UTStarcom Telecom Co., Ltd  (Company Chop)

Authorized Representative (Signature):

Date:        Year/    Month/    Day

Party B: Hangzhou Zhong Nan Wen Chuang Information Technical Co., Ltd. (Company Chop)

Authorized Representative (Signature):

Date:        Year/    Month/    Day